    SAZTEC INTERNATIONAL, INC. FORM 10-KSB FOR JUNE 30, 1995 -- EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT dated as of the 1st day of January, 1995, by and between GARY N. ABERNATHY ("Employee") and SAZTEC INTERNATIONAL, INC., a California corporation (the "Company").

     1. EMPLOYMENT. Company agrees to employ Employee and Employee agrees to serve Company as Chief Executive Officer for a three (3) year term commencing on the day and year first set forth above and ending December 31, 1997. This Employment Agreement shall be extended for additional terms of one (1) year each, unless notice is given at least six (6) months prior to the end of the original or any extended term hereof.

     2. DUTIES. Employee will perform all the usual and customary duties of a Chief Executive Officer, and other duties that may be assigned from time to time. Employee will perform all of his work to his highest standards of skill, competence, and efficiency; Employee will devote his full business time, attention, and energy to Company exclusively (other than as specifically allowed in writing by the Company); and Employee will give his best efforts and skill to further the best interests of Company.

     3.   COMPENSATION.

          (a) BASE SALARY. Employee's Base Salary will be at the rate of One Hundred Twenty Thousand Dollars ($120,000) per annum for each year of the three (3) year term which Base Salary shall be payable every two (2) weeks in arrears. Annual increases in Employee's Base Salary shall be determined, during the term hereof, by the Board of Directors of Company.

          (b) INCENTIVE COMPENSATION. It is the intent of the Company that an incentive compensation program shall be established with respect to Employee, which shall provide performance criteria, pursuant to which, upon achieving such criteria, or defined components thereof, Employee shall be entitled to incentive compensation in an amount up to and equalling one-third (1/3) of his then current Base Salary; provided, however, that if and in the event that the title and duties of Employee are altered as set forth in Section 4 below then raises in Base Salary and Employee's incentive compensation shall be subject to the discretion of the Board of Directors of Company.

          (c)  AUTOMOBILE EXPENSE.   Employee will use an automobile in the
     discharge of his duties under this Agreement and shall be entitled to a Five Hundred Dollar ($500) per month car allowance to be paid to Employee in addition to the Base Salary.

          (d) RELOCATION LOAN. Employee will receive a relocation loan of Twenty-five Thousand Dollars ($25,000) seven (7) days prior to the closing of escrow on a permanent residence in the Boston area. The loan will be interest-free, evidenced by a promissory note executed by Employee and secured by a second deed of trust or mortgage (whichever is applicable) on Employee's new permanent residence. The loan will be repaid in five annual installments of Five Thousand Dollars ($5,000) with the first installment due one year after the loan is made. Each annual payment will be forgiven as long as Employee has not resigned as an employee of Company. If Employee is terminated without cause, the entire unpaid principal balance of such loan shall immediately be forgiven. If Employee voluntarily resigns or is terminated for cause prior to the expiration of the loan, the remaining balance will become fully payable upon the effective date of the resignation or termination for cause, with interest accruing from such date at the then prime rate as reflected in THE WALL STREET JOURNAL.

          (e) MOVING EXPENSES. Company agrees to pay Employee a one-time moving expense allowance in the amount of Nine Thousand Dollars ($9,000) at Employee's request after Employee establishes his new residence in the Boston area which amount shall be paid in lieu of Employee's actual costs of moving his household furnishings.

          (f) STOCK OPTIONS. Company hereby grants Employee an option to purchase 100,000 shares of common stock of Company pursuant to Company's 1995 Stock Option Plan adopted by Company's Board of Directors by resolution dated December 9, 1994 at a price equal to Sixty-Two and One-Half Cents (62.5 cents) per share, which options shall vest twenty percent (20%) per year beginning on the day and year first set forth above and continuing on each anniversary of this Agreement. The options granted hereunder are subject to the Stock Option Agreement between the parties incorporated herein by reference and attached hereto as EXHIBIT A.

          (g) GRANT OF STOCK. Company agrees to grant, transfer and convey to Employee, concurrently with the execution hereof, Eighty Thousand (80,000) shares of stock of Company. All certificates representing such shares shall be marked with a legend indicating that the stock is unregistered stock subject to substantial restrictions on transferability. Certificates representing one-half (1/2) of the shares of common stock shall be marked with a legend indicating that the stock is subject to substantial risk of forfeiture by Employee to Company in accordance with the terms and conditions of this Agreement, which forfeiture provisions are set forth in detail in the next paragraph hereof.

          This grant of stock is subject to and forfeitable by Employee in the event that Company fails to meet the following financial criteria which shall be certified by Company's regularly retained independent accountants:


               (i) CRITERIA #1: Company's consolidated pre-tax net income for the first two quarters of the 1996 fiscal year, which quarters end December 31, 1995, shall be greater than Seven Hundred Thousand Dollars ($700,000).

               (ii) CRITERIA #2: Company's consolidated pre-tax net income for the second two quarters of the 1996 fiscal year, which quarters end June 30, 1006, shall be greater than Seven Hundred Thousand Dollars ($700,000).

          If Company meets both criteria then Employee's grant of stock under this subparagraph shall be fully vested and nonforfeitable. One-half (1/2) of the shares granted to Employee under this subparagraph shall be forfeited and returned to Company if Company fails to reach 80% of either Criteria #1 (i.e. 1996 FY (First Half) income less than $560,000) or 80% of Criteria #2 (i.e. 1996 FY ( 2nd half) income less than $560,000). If Company performs or achieves between 80% and 100% of either or both criteria, the stock granted to Employee under this subparagraph shall be forfeited and returned to Company as follows:

   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
    SATISFACTION OF              INCOME                PERCENTAGE OF
     CRITERIA #1                 BETWEEN              STOCK FORFEITED
   ---------------------------------------------------------------------
      90% - 99%                 $630,000 -                   7.5%
                               700,000
      80% - 89%                 $550,000 -                  15.0%
                               629,000
       0% - 79%                  Less than                  25.0%
                                  $559,000
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
    SATISFACTION OF              INCOME                  SHARES OF
     CRITERIA #2                 BETWEEN              STOCK FORFEITED
   ---------------------------------------------------------------------
       0% - 99%                $630,000 -                    7.5%
                                700,000
      80% - 89%                 $560,000 -                  15.0%
                                 629,000
       0% - 79%                  Less than                  25.0%
                                 $553,000
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------

          (h) EXPENSES. The duties of employment may require that Employee incur expenses for meals, lodging, travel and entertainment in the interest of the business. Accordingly, the Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties under this Agreement.

     4. CHANGE OF TITLE; DUTIES. Company specifically reserves the right to remove Employee from the position of Chief Executive Officer at any time after December 31, 1995 if, and in the event that (i) Employee fails to meet the financial criteria which have been agreed to by the parties as provided in paragraph 3(g), and (ii) if the Board has concluded that changes are in the best interest of Company; or (iii) for other good cause. In such event, Company may employ a Chief

Executive Officer from outside of the Company or it may promote one from within the Company, but under such circumstances Employee shall be appointed to a senior management position with management responsibilities and with duties commensurate with Employee's seniority, education and experience and Employee shall continue to receive Employee's Base Salary as provided herein.

     5. TERMINATION OF EMPLOYMENT. Company may terminate this Agreement immediately ONLY for good cause in which case all of Employee's compensation rights as set forth herein which have not vested, shall be terminated, and shall be null and void, and of no further force or effect. Termination of this Agreement by Company for any reason other than good cause shall be a breach hereof by Company and Employee shall be entitled to all applicable rights and remedies in connection therewith. For the purposes of this Agreement, good cause shall be deemed to include, but shall not in any manner be limited to, the following acts of Employee:

          a) recurring absence from work without cause acceptable to the Board of Directors of Company;

          b)   material breach of any provision of this Agreement;

          c) repeated, material and wilful failure to communicate with the Board of Directors of Company regarding the business of the Company;

          d) material, wilful failure to properly respond to and implement appropriate, express directives of the Board of Directors of Company;

          e) any act of deceit, misrepresentation or dishonesty in the discharge of Employee's duties;

          f)   improper use or diversion of Company funds to personal use;

          g) indictment for a felony or involvement in any other act of moral turpitude; and

          h)   improper use of drugs and/or alcohol.

     Prior to any termination hereunder, Employee shall have reasonable notice and right to cure, except for instances involving moral turpitude.

     6. FRINGE BENEFIT AND HEALTH CARE PLANS. Employee shall be entitled to participate in various incentive or "fringe benefit" plans offered by the Company to its executive employees pursuant to the normal policies of the Company, including vacation benefits, disability, life and other insurance benefits and such participation shall not be deemed to reduce or affect the compensation payable to Employee under this Agreement. Specifically, but not in limitation of the foregoing, Company shall pay the full premium on Employee's behalf for family coverage for Employee and Employee's family under Company's Health Care Plan. In addition to such other fringe benefits, Employee's current life insurance plan shall remain in place.

     7. DEATH OR INCAPACITY. Employee's death shall result in automatic termination of his employment hereunder. In the event of termination of Employee due to death, illness or incapacity, the Company shall forgive the relocation loan referred to in paragraph 3(d) of this Agreement and any stock options or grants earned pursuant to paragraph 3(f) or 3(g) as of such date shall be considered to have fully vested as of the date of termination.

     8. BUSINESS CONDUCT. During Employee's employment by the Company, Employee will not:

          (a) wilfully act contrary to the best interests of the Company, its parent, subsidiary, or affiliated companies, or its employees, in a manner that has a direct, material, adverse impact upon Company;

          (b) (other than as specifically allowed in writing by the Company) engage in, or have any financial or other interest in, or render any service in any capacity to any competitor, customer, or supplier of the Company;

          (c) solicit or encourage a customer of the Company to take its business elsewhere; or

          (d) (other than as specifically allowed in writing by the Company) solicit or encourage a Company employee to work elsewhere.

     9.   EMPLOYEE NOT TO COMPETE WITH COMPANY.  Employee agrees that:

          (a) if Company terminates Employee for good cause at any time during the term of this Agreement; or

          (b) if Employee terminates employment with Company for any reason during the term of this Agreement,

then for a period of one (1) year immediately following termination, Employee will not engage or participate, directly or indirectly, in any business which is in competition with the business conducted by Company on the date of termination within the United States of America or the United Kingdom.

     10. AGREEMENT OF NON-SOLICITATION. Employee further agrees that for a period of one (1) year immediately following the termination described in paragraph 9, Employee will not, directly or indirectly, or in concert with any other person or persons, firm, corporation or other entity or in any other manner, solicit, divert or handle or attempt to solicit, divert or handle any of the past or present customers of Company regardless of where such customers might be located or whether such customers are persons being placed for temporary employment or companies requesting temporary personnel, with respect to any business that consists of or relates or pertains in any way to the business conducted by Company.

     11. AGREEMENT OF NON-DISCLOSURE. Employee agrees that he will not at any time impart to any competitor of Company or otherwise use for the purpose of competing with Company any customer lists or other customer information or any confidential information which he may have acquired as an officer, director or shareholder of Company unless the same shall have otherwise become known to competitors of Company.

     12.  EQUITABLE REMEDIES.   It is recognized by the parties hereto that
irreparable damage will result to Company from any violation of paragraphs 9, 10 or 11 hereof by Employee. Therefore, Employee agrees that, in addition to any and all other remedies available to Company, it shall have the remedy of restraining order, injunction, and other equitable relief as may be declared or issued by a court to enforce the provisions of said paragraphs, and Employee in any such equitable proceeding agrees not to claim that a remedy at law is available to Company.

     13. CONSTRUCTION. It is agreed that the terms and provisions hereof are severable, and that should any clause or provisions hereof be unenforceable or be declared invalid for any reason whatsoever, this Agreement shall be construed and read as if such invalid or unenforceable clause or provisions were omitted.

     14. SAVINGS CLAUSE. Notwithstanding anything to the contrary herein contained and if, and only if, provisions of the type contained in this paragraph 14 are enforceable in the jurisdiction in question, if any one or more of the provisions contained in Sections 9 or 10 of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, said provisions shall be construed by limiting and reducing them so as to be enforceable to the extent compatible with the applicable law as it should then be determined.

     15. COMPANY POLICIES. Employee will be subject to and will adhere to all of the Company's policies applicable to the Company's employees generally including, but not limited to, all policies relating to standards of conduct, conflicts of interest, and compliance with the Company's rules and obligations. Employee represents that he has no agreements with or obligations to others that in any way conflict with any of his obligations contained in this Agreement.

     16. RECOVERY OF EXPENSES. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts. Any claim arising hereunder shall be heard in a court of competent jurisdiction in the State of Massachusetts.

     18. ENTIRE AGREEMENT; AMENDMENTS. This Agreement is intended to be a complete and exclusive statement of the terms of the Agreement between the parties, superseding all prior agreements, and may not be changed or terminated orally. Subject to applicable law, this Agreement may be amended only by a writing executed by all parties hereto. Waiver of any part of this Agreement shall not constitute a waiver of any other part of this Agreement and shall not operate as any future waiver of the same part.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first set forth above.


                         COMPANY:

                         SAZTEC INTERNATIONAL, INC.,
                         a California corporation



                         By:
                            -----------------------------------
                            Robert P. Dunne, Chairman



                         By:
                            -----------------------------------
                            Barry G. Craig, Director




                         EMPLOYEE:



                         ----------------------------------------
                         Gary N. Abernathy